Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Amendment No. 1 to Registration Statement 333-225398 on Form S-8 and to all references to our firm included in this Registration Statement.

M&K CPAS, PLLC

Certified Public Accountants
Houston, Texas
June 28, 2018